Exhibit 10.1

Execution Version

OMNIBUS AMENDMENT AND WAIVER

This OMNIBUS AMENDMENT AND WAIVER, dated as of August 2, 2016 (this “Amendment”), is among FOUR CORNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, as borrower (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”). Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of November 9, 2015 (as amended, modified, restated and supplemented, the “Credit Agreement”), by and among the Borrower, Four Corners Property Trust, Inc., a Maryland corporation (the “Company”), the Lenders referenced therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and waive certain provisions of the Credit Agreement and the other Loan Documents and the Administrative Agent and the Lenders party hereto are willing to do so on the terms and conditions hereof. This Amendment, the Parent Guaranty and the Parent Pledge Agreement are collectively referred to herein as the “Amendment Documents”.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. As of the Amendment Effective Date (as defined in Section 5 hereof), the Credit Agreement is amended as follows:

(i) Each of the following definitions in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“1031 Property” means any Real Property Asset that is at any time held by a “qualified intermediary” (a “QI”), as defined in the Treasury Regulations promulgated pursuant to Section 1031 of the Internal Revenue Code, or an “exchange accommodation titleholder” (an “EAT”), as defined in Internal Revenue Service Revenue Procedure 2000-37, as modified by Internal Revenue Procedure 2004-51, (or in either case, by one or more Wholly-Owned Subsidiaries thereof, singly or as tenants in common) which is a single purpose entity and has entered into an “exchange agreement” or a “qualified exchange accommodation agreement” with the Borrower, Kerrow or a Wholly-Owned Subsidiary in connection with the acquisition (or possible disposition) of such Real Property Asset by the Borrower, Kerrow or a Wholly-Owned Subsidiary pursuant to, and intended to qualify for tax treatment under, Section 1031 of the Internal Revenue Code.

“Darden Acquired Tenant” means a Subsidiary of Darden that is a lessee under any existing lease of a Real Property Asset acquired after the Effective Date by the Borrower, Kerrow or its Subsidiaries where such lease was originally entered into with a lessor other than the Company or any of its Subsidiaries.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-in Action.

“Eligible 1031 Property” means a 1031 Property which satisfies all of the following requirements: (a) the Borrower or a Wholly-Owned Subsidiary thereof leases such 1031 Property from the applicable EAT (or Wholly-Owned Subsidiary(ies) thereof, as applicable) and the Borrower or a Wholly-Owned Subsidiary thereof manages such 1031 Property; (b) the Borrower or a Wholly-Owned Subsidiary thereof is obligated to purchase such 1031 Property (or Wholly-Owned Subsidiary(ies) of the applicable EAT that owns such 1031 Property) from the applicable EAT (or such Wholly-Owned Subsidiary(ies) of the EAT, as applicable) (other than in circumstances where the 1031 Property is disposed of by the Borrower or any Subsidiary); (c) the applicable EAT is obligated to transfer such 1031 Property (or its Wholly-Owned Subsidiary(ies) that owns such 1031 Property, as applicable) to the Borrower or a Wholly-Owned Subsidiary thereof, directly or indirectly (including through a QI); (d) the applicable EAT (or Wholly-Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) acquired such 1031 Property with the proceeds of a loan made by the Borrower or a Wholly-Owned Subsidiary, which loan is secured either by a mortgage on such 1031 Property and/or a pledge of all of the Equity Interests of the applicable Wholly-Owned Subsidiary(ies) of an EAT that owns such 1031 Property, as applicable); (e) neither such 1031 Property, nor if such Real Property Asset is owned or leased by a Subsidiary, any of the Borrower’s or Kerrow’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien (other than Permitted Encumbrances or the Lien of a mortgage or pledge referred to in the immediately preceding clause (c)) or (ii) a Negative Pledge, except (x) Negative Pledges permitted in accordance with Section 6.08 and (y) a Negative Pledge binding on the EAT in favor of the Borrower or any Wholly-Owned Subsidiary; and (f) such 1031 Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such property. In no event shall a 1031 Property qualify as an Eligible 1031 Property for a period in excess of 185 consecutive days or such later period (plus 5 consecutive days) if the relevant period under Section 1031 of the Code (including the Treasury Regulations thereunder, and including as provided under Rev. Proc. 2000-37 (as modified by Rev. Proc. 2004-51)) is extended pursuant to Rev. Proc. 2007-56 (or relevant successor or replacement guidance). A Real Property Asset shall be excluded from calculations of Total Capitalization Value as an Eligible 1031 Property if such Real Property Asset shall cease to be an Eligible 1031 Property; provided that a Real Property Asset so excluded shall again be included in such calculations upon satisfying the requirements of an Eligible 1031 Property. Notwithstanding anything to the contrary set forth herein, for purposes of determining Total Capitalization Value, such 1031 Property shall be deemed to have been owned or leased by a Wholly-Owned Subsidiary of the Borrower from the date acquired by the applicable EAT (or Wholly-Owned Subsidiary(ies) of the EAT that owns such 1031 Property, as applicable).

“Eligible Unencumbered Mortgage Note Value” means, at any time of determination, a Mortgage Note valued in accordance with GAAP at the lower of cost and market value that complies with the following criteria: (a) such Mortgage Note is not subject to any (i) Lien other than Permitted Encumbrances or (ii) any Negative Pledge; (b) such Mortgage Note is not more than sixty (60) days past due; (c) such Mortgage Note is owned solely by the Borrower, Kerrow or a Wholly-Owned Subsidiary of the Borrower or Kerrow; (d) such Mortgage Note is secured by a first priority Lien on real property located on a Real Property Asset that meets the criteria for Eligible Unencumbered Real Property Asset (excluding clauses (a) (with respect to ownership by an Eligible Unencumbered Property Owner Subsidiary), (c) (with respect to a Lien in connection with the Mortgage Note), (g), (j), (h), (k), (n), (o), (p) and (q)); and (e) if such Mortgage Note is owned by a Subsidiary of the Borrower or Kerrow, (i) none of the Borrower’s or Kerrow’s direct or indirect Equity Interest in such Subsidiary is subject to any Lien (other than Permitted Encumbrances, Liens securing Obligations or Liens in favor of, in the case of a Mortgage Note owned by a Subsidiary of the Borrower, the Borrower or a Wholly-Owned Subsidiary of the Borrower and, in the case of a Mortgage Note owned by a Subsidiary of Kerrow, Kerrow or a Wholly-Owned Subsidiary of Kerrow) or to any Negative Pledge and (ii) the Borrower or Kerrow, as applicable, directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Mortgage Note without the need to obtain the consent of any Person.

“Eligible Unencumbered Real Property Asset” means, at any time of determination, a Real Property Asset that complies with the following criteria:

(a) Such Real Property Asset shall be wholly-owned in fee simple interest or leased pursuant to a Qualifying Ground Lease by an Eligible Unencumbered Property Owner Subsidiary, and, in the case of Real Property Assets acquired after the Effective Date, the title of such Eligible Unencumbered Property Owner Subsidiary in and to such Real Property Asset shall be insured pursuant to a title insurance policy with financially sound and reputable title insurance companies in such amounts and containing such coverages as would be customarily maintained by Persons engaged in similar businesses as such Eligible Unencumbered Property Owner Subsidiary;

(b) Such Real Property Asset shall be improved with a freestanding structure that is used as an income producing retail property;

(c) Such Real Property Asset shall be in good condition and repair, except for ordinary wear and tear and casualty events where the tenant remains obligated to pay rent and restore the property under the applicable lease between such tenant and the applicable landlord so long as such tenant is paying rent and restoring the property in accordance with the terms of such lease, without waste, and free from all mortgages, pledges, mechanics’ liens or other Liens or claims for Lien, and from any agreement or arrangement that prohibits or restricts the creation or assumption of any Lien on such Real Property Asset or on the direct or indirect Equity Interests in the Borrower or its Subsidiary that owns or leases such Real Property Asset (or, if owned by Kerrow or its Subsidiaries, the direct or indirect Equity Interests in Kerrow or its Subsidiary that owns or leases such Real Property Asset), in each case, other than (i) Permitted Encumbrances, (ii) any Negative Pledge permitted pursuant to Section 6.08 and (iii) in the case of any Eligible 1031 Property, Liens described in the definition of Eligible 1031 Property;

(d) Such Real Property Asset shall be in compliance with applicable laws, regulations and orders of any Governmental Authority in all material respects, including all municipal ordinances or restrictions of record with respect to such property and the operation or use thereof;

(e) Such Real Property Asset shall not be subject to any past-due taxes, special taxes, special assessments, water charges, sewer service charges or other charges that have and continue to result or could reasonably be expected to result in a Lien imposed against such property or any portion thereof, unless the validity or amount of such Lien is being contested in compliance with Section 5.04 hereof;

(f) Such Real Property Asset and the applicable Eligible Unencumbered Property Owner Subsidiary which is the owner thereof shall be in compliance with the provisions of Section 3.17 hereof;

(g) If leased to a Darden Tenant (other than a Darden Acquired Tenant), such Real Property Asset shall be leased in accordance with the Darden Lease Form, and if leased to a Darden Acquired Tenant or any other tenant that is not a Darden Tenant, shall be leased pursuant to a net lease;

(h) The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than 5.0% of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Special Real Property Assets;

(i) Such Real Property Asset shall be free of any material structural issues, shall be in compliance with the representations concerning environmental matters set forth in Section 3.06, and shall have adequate access to public utilities;

(j) If such Real Property Asset is leased to a Darden Tenant (other than a Darden Acquired Tenant), Darden shall be bound by a guaranty of such tenant’s obligations under the lease in accordance with the form of guaranty that is attached to the Darden Lease Form (provided that the Excluded Darden Leases shall not be required to be guaranteed by Darden);

(k) The leases to Darden Tenants (other than Darden Acquired Tenants), in the aggregate, shall have a Weighted Average Term of at least thirteen (13) years as of the Effective Date;

(l) The leases of the Real Property Assets that are Eligible Unencumbered Real Property Assets, in the aggregate, shall have a Weighted Average Term of at least nine (9) years remaining from the date that any new asset with a term of less than nine (9) years is initially counted as an Eligible Unencumbered Real Property Asset for purposes of the Facilities;

(m) Such Real Property Asset shall not be subject to any lease under which any portion of the rent due thereunder has been prepaid more than thirty (30) days in advance;

(n) The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than sixty-five percent (65%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being leased to Non-Investment Grade Tenants;

(o) Beginning on the fourth anniversary of the Effective Date, the inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than twenty percent (20%) of the aggregate Eligible Unencumbered Real Property Assets (based on Property Capitalization Value) being leased to the same tenant or its Affiliates (other than Darden Tenants);

(p) The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than fifteen percent (15%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Real Property Assets that are ground leased; and

(q) Beginning on the fourth anniversary of the Effective Date, the inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than fifteen percent (15%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being located in any single standard metropolitan statistical area.

For clarity, for purposes of the limitations set forth in each of clauses (h), (n), (o), (p) and (q) above, the Property Capitalization Value attributable to an Eligible Unencumbered Real Property Asset that is indicated to be excluded shall nevertheless be included in the calculation of Property Capitalization Value of the aggregate Eligible Unencumbered Real Property Assets, but only to the extent that such inclusion does not result in a violation of the applicable limitation set forth in such clauses.

“Guarantor” means, individually and collectively, each of the Parent Guarantors and each of the Subsidiary Guarantors.

“Guaranty” means, individually and collectively, each of the Parent Guaranty and the Subsidiary Guaranty.

“Material Subsidiary” means (a) each direct or indirect Wholly-Owned Subsidiary of the Borrower or Kerrow that directly or indirectly owns or leases an Eligible Unencumbered Real Property Asset, (b) each direct or indirect Wholly-Owned Subsidiary of the Borrower or Kerrow that has assets that constitute more than 5% of Total Capitalization Value (c) each Subsidiary of the Borrower or Kerrow that directly or indirectly owns Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value and (d) Kerrow, if (i) Kerrow or any of its direct or indirect Wholly-Owned Subsidiaries owns or leases an Eligible Unencumbered Real Property Asset, (ii) Kerrow has assets that constitute more than 5% of Total Capitalization Value or (iii) Kerrow directly or indirectly owns Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value.

“Mortgage Note” means a note receivable held by the Borrower, Kerrow or one of their respective Subsidiaries that is secured by a mortgage Lien on real property.

“Non-Guarantor Pool Subsidiaries” means Subsidiaries of the Borrower or Kerrow as designated by the Borrower from time to time so long as the aggregate value of the assets of the Subsidiaries so designated do not exceed at any time 10% of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets. On the Effective Date, the Non-Guarantor Pool Subsidiaries are listed on Schedule NGP hereto.

“Pledge Agreement” means, individually and collectively, each of the Parent Pledge Agreement and the Subsidiary Pledge Agreement.

“Pledgor” means each of the Company and each of the Subsidiary Pledgors.

“Real Property Asset” means a real property asset owned by the Borrower, Kerrow or any of their respective Subsidiaries or any EAT, as applicable, in fee simple or leased pursuant to a ground lease located in the United States and for retail use.

(ii) Each of the following definitions is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“General Partner” means Four Corners GP, LLC, a Delaware limited liability company.

“Kerrow” means Kerrow Holdings, LLC, a Texas limited liability company.

“Parent Guaranty” means the Parent Guaranty dated as of August 2, 2016 from the Parent Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

“Parent Guarantors” means the Company and the General Partner and each other Parent Company from time to time party to the Parent Guaranty.

“Parent Pledge Agreement” means the Pledge Agreement dated as of August 2, 2016 from the Company in favor of the Administrative Agent for the benefit of the Lenders.

“Subsidiary Guarantor” means each Material Subsidiary, other than Excluded Subsidiaries.

“Subsidiary Guaranty” means the Guaranty dated as of the date hereof from the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit F.

“Subsidiary Pledge Agreement” means the Pledge Agreement dated as of the date hereof from the Subsidiary Pledgors in favor of the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit G.

“Subsidiary Pledgors” means, collectively, the Borrower, each Subsidiary Guarantor and each other direct or indirect Subsidiary (other than any Excluded Subsidiary) that owns any Equity Interest in any Material Subsidiary (other than Material Subsidiaries that are Separately Financed Subsidiaries).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(iii) The final paragraph of Section 5.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

at any time prior to the occurrence of the Asset Growth Achievement, in the event that any Eligible Unencumbered Real Property Asset has been sold or otherwise ceased to be an Eligible Unencumbered Real Property Asset since the most recently ended quarter for which a Compliance Certificate has been delivered, the Borrower shall deliver an additional Compliance Certificate (with supporting calculations) with respect to the Maximum Unencumbered Leverage Ratio and the Minimum Unencumbered Debt Service Coverage Ratio with each Borrowing under the Facility, whether individually or in the aggregate, that results in an increase of $25,000,000 or more in the aggregate principal balance outstanding under the Facilities as compared to the outstanding amount under the Facilities as reflected in the Compliance Certificate most recently delivered by the Borrower (it being understood that (i) such additional Compliance Certificate shall calculate the Property Capitalization Values and Adjusted Annualized Net Operating Incomes of the Eligible Unencumbered Real Property Assets that remain owned by the Borrower and its Subsidiaries on the date of such certificate and that were not acquired after the quarter-end for which a Compliance Certificate was most recently delivered with the same values and incomes as were previously reported for such Real Property Assets and (ii) the Property Capitalization Values and Adjusted Annualized Net Operating Incomes of Real Property Assets acquired by Borrower, Kerrow and their respective Subsidiaries after the quarter-end for which a Compliance Certificate was most recently delivered that otherwise comply with the eligibility requirements for Eligible Unencumbered Real Property Assets shall be included in the calculation of pro forma compliance with the Maximum Unencumbered Leverage Ratio and the Minimum Unencumbered Debt Service Coverage Ratio without regard to whether the applicable Subsidiaries have been joined as Guarantors or Pledgors, as applicable, of the Facility so long as such Subsidiaries are not in violation of the requirements with respect to joinder as Guarantors pursuant to Section 5.10(a) or Pledgors pursuant to Section 5.10(b));

(iv) Each of clauses (a) and (c) of Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) With respect to each Material Subsidiary that is not an Excluded Subsidiary (including any Subsidiary that has ceased to be an Excluded Subsidiary), unless such Subsidiary is not required to become a Subsidiary Guarantor pursuant to paragraphs 8, 9 or 10 of Article VIII or the definition of “Subsidiary Guarantor” (or any component definition thereof), not later than concurrently with the first delivery of financial statements under such clauses (a) or (c) of Section 5.01 following the date when such Subsidiary becomes a Material Subsidiary (other than an Excluded Subsidiary) (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall cause (and shall cause the Company to cause) such Material Subsidiary (A) to become a party to the Subsidiary Guaranty as a Subsidiary Guarantor and (B) deliver to the Administrative Agent those items that were delivered by each Subsidiary Guarantor on the Effective Date pursuant to Section 4.01. For the purposes of calculation of compliance with the financial covenants set forth in Section 6.12 in the applicable Compliance Certificate delivered concurrently with the delivery of financial statements under clauses (a) or (c) of Section 5.01, any joinder of a new Subsidiary Guarantor completed by such date shall be deemed to have occurred as of the end of the period to which such Compliance Certificate relates.

(c) If (i) the Borrower delivers to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower’s aggregate Asset Growth Capitalization Value with respect to the Real Property Assets (which in respect of ground leases shall only include Qualifying Ground Leases) acquired by the Borrower or Kerrow after the Asset Transfer exceeds $300,000,000, which shall be promptly confirmed in writing by the Administrative Agent (such confirmation not to be unreasonably withheld or delayed) (“Asset Growth Achievement”), which evidence shall include reasonable calculations and back-up documentation reasonably requested by the Administrative Agent, and (ii) at such time, no Default or Event of Default has occurred and is continuing, then the Pledgors shall be released from their obligations under the Pledge Agreement (other than those expressly stated to survive such termination) all without delivery of any instrument or performance of any act by any Person, and the Administrative Agent shall cause the prompt return to the Borrower of all original certificates and instruments evidencing the Pledged Collateral previously delivered to the Administrative Agent pursuant to the Pledge Agreement and the other Loan Documents and provide such other documents or authorizations as may be reasonably requested by the Borrower to evidence such release and release any liens of record.

(v) Each of clauses (b) through (f) of Section 6.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Indebtedness solely between or among any of the following Persons: the Borrower, Kerrow and any of their respective Subsidiaries;

(c) Indebtedness of the Borrower, Kerrow and any of their respective Subsidiaries in respect of customary cash management obligations, netting services, automatic clearing house arrangements, overdraft protections and similar arrangements, in each case in connection with deposit accounts incurred in the ordinary course;

(d) any obligations (contingent or otherwise) of the Borrower, Kerrow and any of their respective Subsidiaries existing or arising under any Swap Agreement permitted pursuant to Section 6.05;

(e) other Indebtedness of the Borrower, Kerrow and any of their respective Subsidiaries (including any Permitted Separately Financed Subsidiary Debt) that will not cause a breach of the financial covenants set forth in Section 6.12 (calculated on a pro forma basis) or otherwise cause a Default or Event of Default; provided that any Indebtedness incurred by the Borrower, Kerrow or any of their respective Subsidiaries in reliance on this Section 6.01(e) (other than any Permitted Separately Financed Subsidiary Debt) shall: (1) only be incurred after the occurrence of Asset Growth Achievement in compliance with Section 5.12(c), (2) be unsecured, (3) not contain covenants or events of default that, taken as a whole, are more favorable to the lenders under such other Indebtedness in any material respect than the terms of the Facilities (as reasonably determined by the Borrower or, if requested by the Borrower, as approved by the Administrative Agent) unless the Loan Documents are amended with the approval of the Administrative Agent (without the need for approval by any other Lender) to reflect such more favorable terms, (4) not be guaranteed at any time by any Parent Company or any other Person unless (x) such Parent Company or such other Person is a Guarantor and (y) the terms of the guarantee of such other Indebtedness by such Parent Company or such other Person are not more favorable to the lenders under such other Indebtedness in any material respect than the terms of the Facilities (as reasonably determined by the Borrower or, if requested by the Borrower, as approved by the Administrative Agent) unless the Loan Documents are amended with the approval of the Administrative Agent (without the need for approval by any other Lender) to reflect such more favorable terms, and (5) have a weighted average maturity not earlier than the latest scheduled maturity of the Facilities (“Pari Passu Debt”); and

(f) prior to the Asset Growth Achievement, other Indebtedness of the Borrower, Kerrow and any of their respective Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $1,000,000. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, cause all intercompany Indebtedness issued by the Borrower or any other Loan Party to be contractually subordinated in right of payment to the Facilities on terms reasonably acceptable to the Administrative Agent.

(vi) Each of Clauses (d) and (f) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) Liens on cash and Cash Equivalents of the Borrower, Kerrow or any of their respective Subsidiaries securing obligations under Swap Agreements permitted by this Agreement;

(f) other customary Liens arising in the ordinary course of business on assets of the Borrower, Kerrow and their respective Subsidiaries; provided that such Liens (i) are not on any Eligible Unencumbered Real Property Asset, (ii) have not had and could not reasonably be expect to individually or in the aggregate, result in a Material Adverse Effect, (iii) have not resulted in and could not reasonably be expected to result, individually or in the aggregate, in a Default or an Event of Default and (iv) do not secure any Indebtedness.

(vii) Clause (a)(iii) of Section 6.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii) any Subsidiary of the Borrower or the Company who is not a Material Subsidiary, the Borrower or a Guarantor may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect and

(viii) Clause (c)(ii) of Section 6.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) other dispositions by the Borrower, Kerrow and their respective Subsidiaries; provided that (x) after giving effect thereto, the Borrower is in pro forma compliance with each of the financial covenants set forth in this Agreement (including the financial covenants under Section 6.12 and (y) no Default or Event of Default exists at the time of such disposition or would result therefrom; and

(ix) Section 6.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.04. Passive Holding Company. The Company will not, and will cause each other Parent Company not to, conduct, transact or otherwise engage in any active trade or business or operations or incur any Indebtedness or other liability other than through the Borrower and, in the case of the Company, Kerrow, and the Company will not, and will cause each of the other Parent Companies not to own any assets other than the Equity Interests of the Borrower or any other Parent Company (other than the Company), and, in the case of the Company, Kerrow, and the Company will not permit Kerrow or any Subsidiary thereof to own any Equity Interests of the Borrower or any of its Subsidiaries; provided that the foregoing will not prohibit the Company or any other Parent Company from the following: (a) the maintenance of its legal existence and, solely in the case of the Company, its status as a public company and a REIT (including the ability to incur reasonable fees, costs, expenses and other liabilities relating to such maintenance), (b) obligations that are limited to (i) obligations under the Transaction Documents to which it is a party or with respect to the Facilities and (ii) any obligations similar to those of its obligations, as applicable, under the Loan Documents to which it is a party (including for so long as the Parent Guaranty remains in effect, the Parent Guaranty) arising under Pari Passu Debt of the Borrower, where such similar obligations (A) are not more burdensome to the Company or any other Parent Company in any material respect than the obligations of the Company or such other Parent Company set forth in the Loan Documents and are non-recourse to the Company and the other Parent Companies in a manner substantially similar to, or not more burdensome than, the provisions set forth in Section 9.04 hereof, including in its or their respective capacities as general partners or equity holders of any of their respective Subsidiaries (in each case, as reasonably determined by the Borrower or, if requested by the Borrower, as approved by the Administrative Agent), (B) could not reasonably be expected to have material and adverse effect on the rights or remedies of any of the Credit Parties, and (C) do not require the Company or any other Parent Company to, and will not result in the grant by the Company or any other Parent Company of any guaranty of (except as permitted pursuant to the immediately preceding clause (B)), or any pledge or grant of security interest or the imposition of any Lien on any assets of the Company or any other Parent Company to secure, payment or performance of any such obligations and (iii) any obligations in respect of Permitted Separately Financed Subsidiary Debt that are limited to Nonrecourse Indebtedness Exceptions, (c) any offering of its common stock or any mandatorily redeemable preferred stock or any other equity or equity-linked security, so long as all proceeds thereof are promptly contributed downstream to the Borrower, (d) the making of contributions to (or other equity investments in) the Borrower, any other Parent Company (other than the Company) and, in the case of the Company, Kerrow; provided that, in the case of any such contributions to or investments in such other Parent Company, all such contributions and proceeds of such investments promptly are contributed by each applicable Parent Company downstream to the Borrower, (e) participating in tax, accounting and other administrative and fiduciary matters as a parent of the consolidated group (in the case of the Company) or as a direct or indirect owner of the Borrower, in each case, in accordance with the terms of the Transaction Documents to which it is a party, (f) holding any cash or Cash Equivalents (including cash and Cash Equivalents received in connection with Restricted Payments) and of any other assets on a temporary basis that are in the process of being transferred through the Company or any Parent Company as part of a permitted Restricted Payment or a downstream contribution, directly or indirectly through any Parent Company, to the Borrower and, in the case of the Company, Kerrow, (g) providing customary compensation, indemnification and insurance coverage to officers and directors, or (h) activities incidental to the businesses or activities described above and incurred in the ordinary course of business.

(x) Each of Clauses (g) and (h) of Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(g) each Subsidiary of the Borrower may make Restricted Payments to the Borrower and any Guarantor that is a Subsidiary of the Borrower;

(h) so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, (i) each Subsidiary of the Borrower may make Restricted Payments to (x) any other Subsidiary of the Borrower and (y) any other Person that owns a direct Equity Interest in such Subsidiary so long as such Restricted Payment is made to such other Persons ratably in accordance with their Equity Interests of the same class or series therein and (ii) each Subsidiary of Kerrow may make Restricted Payments to (x) any other Subsidiary of Kerrow and (y) any other Person that owns a direct Equity Interest in such Subsidiary so long as such Restricted Payment is made to such other Persons ratably in accordance with their Equity Interests of the same class or series therein;

(xi) Clause (a) of Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that (i) contains a Negative Pledge, (ii) prohibits, restricts or imposes any condition upon the ability of the Borrower, Kerrow or any of their respective Subsidiaries to enter into a contractual agreement that would prohibit a Negative Pledge, or (iii) prohibits, restricts or imposes any condition upon the ability of any Subsidiary of the Borrower or Kerrow to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower, Kerrow or any of their respective Subsidiaries or to guarantee Indebtedness of the Borrower, Kerrow or any of their respective Subsidiaries; provided that the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), (C) customary provisions in joint venture agreements restricting the transfer or encumbrance of Equity Interests in such joint venture or the assets owned by such joint venture, or otherwise restricting transactions between the joint venture and the Borrower, Kerrow and their respective Subsidiaries, (D) any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and the direct or indirect Equity Interests in the issuer of such Secured Indebtedness, (E) restrictions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment or transfer thereof, and (F) the foregoing shall not apply to restrictions or conditions contained in agreements evidencing Pari Passu Debt of the Company, the Borrower or any of their respective Subsidiaries incurred in compliance with the obligations under Section 6.01.

(xii) Section 9.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 9.04 Non-Recourse to the Company; Exceptions thereto. This Agreement and the Obligations of the Borrower hereunder and under the other Loan Documents are fully recourse to the Borrower, and the obligations of the Guarantors and the Pledgors are fully recourse to each Guarantor and Pledgor under the Loan Documents to which it is a party. Notwithstanding any applicable law that would make the owner or general partner of a partnership or general partner liable for the debts and obligations of the partnership, except as set forth in the Parent Guaranty or the Parent Pledge Agreement, nothing contained herein or in the other Loan Documents shall be construed to create or impose upon the Company (in its capacity as owner of the Borrower and owner of the General Partner), the General Partner (in its capacity as general partner of the Borrower), or any limited partner of the Borrower (in its capacity as such), any obligation with respect to the repayment of Indebtedness hereunder; provided that nothing contained in this Section 9.04 shall be deemed to (i) release any Loan Party from any liability pursuant to, or from any of its obligations under, this Agreement or the other Loan Documents to which it is a party, including, without limitation, with respect to any obligations that depend on compliance by any Parent Company with the requirements hereof, (ii) constitute a waiver of any Obligation arising under this Agreement or any of the other Loan Documents, (iii) limit the rights of the Administrative Agent or any of the Lenders to proceed against or realize upon any collateral pledged or guaranty given for the Obligations or the rights of the Administrative Agent or the Lenders to realize upon the assets of the Borrower or any Guarantor or (iv) release the Company from any personal liability for any claims on account of any loss, damage, cost or expense incurred by the Administrative Agent or any of the Lenders as a result of any of the matters set forth in clauses (a) through (f), inclusive, below (all of the foregoing in this clause (iv), the “Recourse Obligations”):

(a) fraud or material misrepresentation in connection with any Loan, any Letter of Credit or any of the other Obligations or any Loan Documents, including, without limitation, any misrepresentation in any material respect by the Company in Article III hereof;

(b) misappropriation of the proceeds of any Loan or LC Disbursement or of any rents or other revenues, insurance proceeds or condemnation awards attributable to any collateral for the Obligations or any Eligible Unencumbered Real Property Asset;

(c) gross negligence, willful misconduct or waste with respect to any collateral for the Obligations or any Eligible Unencumbered Real Property Asset;

(d) any transfer of or creation of a Lien on all or any part of any Eligible Unencumbered Real Property Asset or any collateral for the Obligations, in each case, in violation of the terms of the Loan Documents;

(e) bad faith interference, directly or indirectly, with any foreclosure upon any collateral for the Obligations or with any other enforcement of Administrative Agent’s, any Issuing Bank or any Lender’s rights, powers or remedies under any of the Loan Documents (whether by making any motion, seeking any extension, asserting any defense, claim, counterclaim or right of offset, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) after the occurrence and during the continuance of an Event of Default; or

(f) failure of the Company to comply with the requirements of Sections 3.16, 5.03(b), 6.04, 6.06 or 6.13.

(xiii) Article IX of the Credit Agreement is hereby amended by adding Section 9.18 at the end thereof:

Section 9.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 2. AMENDMENTS TO THE SUBSIDIARY GUARANTY. As of the Amendment Effective Date (as defined in Section 5 hereof), Section 24 of the Subsidiary Guaranty is amended and restated in its entirety as follows:

Section 24. Additional Guarantors. Each Material Subsidiary that is required to become a Party to this Guaranty pursuant to Section 5.10(a) of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Joinder Agreement in substantially the form of Annex I hereto and otherwise in form and substance reasonably acceptable to the Administrative Agent.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

(i) the Borrower has the requisite power and authority to make, deliver and perform its obligations under the Amendment Documents to which it is a party;

(ii) the execution and delivery of this Amendment and the performance of the Amendment Documents to which the Borrower is a party are within the Borrower’s partnership powers and have been duly authorized by all necessary partnership or other organizational action on the part of the Borrower;

(iii) the execution and delivery of this Amendment and the performance of the Amendment Documents to which the Borrower is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter or any order, judgment or decree of any Governmental Authority, by-laws or other organizational documents of the Borrower or any of its Subsidiaries, (c) will not violate or result in a default under any material indenture, loan agreement, credit agreement, promissory note, letter of credit or other agreement binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Liens created under the Loan Documents);

(iv) this Amendment has been duly executed and delivered by the Borrower and each of the Amendment Documents to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(v) the representations and warranties made or deemed made by the Loan Parties in the Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the Amendment Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and

(vi) no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by the Amendment Documents.

SECTION 4. ACKNOWLEDGEMENT, AGREEMENT AND CONSENT AND REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS AND THE PLEDGORS

A. Each of the Guarantors and the Pledgors has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor or such Pledgor, as applicable, under the applicable Guaranty, the applicable Pledge Agreement (if any) and each of the other Loan Documents to which such Guarantor or such Pledgor is a party shall not be impaired and the applicable Guaranty, the applicable Pledge Agreement and the other Loan Documents to which such Guarantor or such Pledgor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

B. Each of the Guarantors and the Pledgors and the Borrower hereby acknowledges and agrees that the Obligations guaranteed under the applicable Guaranty and secured by the applicable Pledge Agreement will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment.

C. Each of the Guarantors and the Pledgors acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor or such Pledgor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor or such Pledgor to any future amendments to the Credit Agreement.

D. In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Guarantors and the Pledgors represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

(i) such Guarantor or such Pledgor has the requisite power and authority to make, deliver and perform its obligations under the Amendment Documents to which it is a party;

(ii) the execution and delivery of the Amendment Documents to which such Guarantor or such Pledgor is a party are within such Guarantor’s or such Pledgor’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action on the part of such Guarantor or such Pledgor;

(iii) the execution and delivery of the Amendment Documents to which such Guarantor or such Pledgor is a party and the performance of the Amendment Documents to which such Guarantor or such Pledgor is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter or any order, judgment or decree of any Governmental Authority, by-laws or other organizational documents of such Guarantor or such Pledgor or any of its Subsidiaries, (c) will not violate or result in a default under any material indenture, loan agreement, credit agreement, promissory note, letter of credit or other agreement binding upon such Guarantor or such Pledgor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor or such Pledgor or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of such Guarantor or such Pledgor or any of its Subsidiaries (other than Liens created under the Loan Documents);

(iv) the Amendment Documents to which such Guarantor or such Pledgor is a party has been duly executed and delivered by such Guarantor or such Pledgor and each of the Amendment Documents to which such Guarantor or such Pledgor is a party constitutes a legal, valid and binding obligation of such Guarantor or such Pledgor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(v) the representations and warranties made or deemed made by each of the Guarantors and the Pledgors in any Loan Document are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the Amendment Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and

(vi) no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by the Amendment Documents.

SECTION 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):

A. The Borrowers, the Guarantors, the Pledgors, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Administrative Agent.

B. Each of the Company and the General Partner shall have indicated its consent to the Parent Guaranty by the execution and delivery of the signature pages thereto to the Administrative Agent.

C. The Company shall have indicated its consent to the Parent Pledge Agreement by the execution and delivery of the signature pages thereto to the Administrative Agent.

D. The Borrower shall have delivered an updated Schedule 1 to the Subsidiary Pledge Agreement giving effect to the Kerrow Transfer (as defined below).

E. The Administrative Agent shall have received (i) an officer’s certificate of each of the Company and the Borrower, either confirming that there have been no changes to its organizational documents since November 9, 2015, or if there have been changes to its organizational documents since such date, certifying as to such changes, (ii) copies of the formation and organizational documents of the General Partner, certified by an officer of the

General Partner, together with all amendments thereto, (iii) copies, certified by a Secretary or an Assistant Secretary of each of the Borrower, the Company and the General Partner of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the execution, delivery and performance of the Amendment Documents to which it is a party, (iv) copies of the formation and other organizational documents of Kerrow, certified by a Secretary or an Assistant Secretary of Kerrow, together with all amendments thereto, which shall be in form and substance reasonably acceptable to the Administrative Agent; and (v) an incumbency certificate, executed by officers of each of the General Partner and the Company, which shall identify by name and title and bear the signature of the Persons authorized to sign the Amendment Documents to which it is a party , upon which certificate the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

F. (x) All of the terms and conditions of the Kerrow Transfer (defined below) (including, without limitation, the consideration and proposed transfer mechanism therefor) shall be acceptable to the Administrative Agent, (y) all of the definitive documentation for the Kerrow Transfer (collectively, the “Kerrow Transfer Documentation”) shall be in form and substance reasonably acceptable to the Administrative Agent and (z) the Administrative Agent shall have received evidence in form and substance reasonably acceptable to it of the consummation of the Kerrow Transfer pursuant to, and in accordance with, the terms of the Kerrow Transfer Documentation.

G. The Administrative Agent shall have received all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 9.03 of the Credit Agreement) that are due and payable in connection with this Amendment.

SECTION 6. WAIVER

A. Effective as of the Amendment Effective Date, Sections 6.03(a) and 6.03(d) of the Credit Agreement and Section 4(f) of the Subsidiary Pledge Agreement are hereby waived solely to permit the Borrower’s transfer of all of the Equity Interests of Kerrow to the Company (the “Kerrow Transfer”).

B. Without limiting the generality of Section 9.02 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the provisions of Sections 6.03(a) and 6.03(d) of the Credit Agreement and Section 4(f) of the Subsidiary Pledge Agreement in the manner and to the extent described above and nothing in this Amendment shall be deemed to:

(ii) constitute a waiver of compliance by the Borrower or any other Loan Party with respect to any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or

(iii) prejudice any right or remedy that the Administrative Agent or any Person that is a Lender at any time under the Credit Agreement or any other Loan Document may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

SECTION 7. MISCELLANEOUS

A. Reference to and Effect on the Loan Documents.

(ii) On and after the Amendment Effective Date, each reference in any Loan Document to any Loan Document amended hereby shall mean and be a reference to such Loan Document as amended by this Amendment.

(iii) Except as specifically amended by this Amendment, each of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iv) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Issuing Banks or any Lender under the Credit Agreement or any of the other Loan Documents.

(v) This Amendment shall constitute a Loan Document.

B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FOUR CORNERS OPERATING PARTNERSHIP, LP
By: FOUR CORNERS GP, LLC, its general partner

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

[Signature Page – Amendment]

JPMORGAN CHASE BANK, N.A.,
as Lender and as Administrative Agent

By:	/s/ John A. Horst
Name: John A. Horst
Title: Executive Director

[Signature Page – Amendment]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Anthony T. Fertitta, Jr.
Name: Anthony T. Fertitta, Jr.
Title: Managing Director

[Signature Page – Amendment]

BARCLAYS BANK PLC, as Lender

By:	/s/ Evan Moriarty
Name: Evan Moriarty
Title: Assistant Vice President

[Signature Page – Amendment]

FIFTH THIRD BANK, as Lender

By:	/s/ John A. Marian
Name: John A. Marian
Title: Vice President

[Signature Page – Amendment]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Mehmet Barlas
Name: Mehmet Barlas
Title: Authorized Signatory

[Signature Page – Amendment]

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Emanuel Ma
Name: Emanuel Ma
Title: Authorized Signatory

[Signature Page – Amendment]

RAYMOND JAMES BANK, N.A., as Lender

By:	/s/ James M. Armstrong
Name: James M. Armstrong
Title: Senior Vice President

[Signature Page – Amendment]

SEASIDE NATIONAL BANK & TRUST, as Lender

By:	/s/ Thomas N. Grant
Name: Thomas N. Grant
Title: SVP & Chief Credit Officer

[Signature Page – Amendment]

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

[Signature Page – Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Stephen Leon
Name: Stephen Leon
Title: Managing Director

[Signature Page – Amendment]

WOODFOREST NATIONAL BANK, as Lender

By:	/s/ John Ellis
Name: John Ellis
Title: Senior Vice President

[Signature Page – Amendment]

Each of the undersigned Guarantors and Pledgors hereby acknowledges, agrees and consents to the foregoing Amendment.

FOUR CORNERS OPERATING PARTNERSHIP, LP
By: FOUR CORNERS GP, LLC, its general partner

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FOUR CORNERS PROPERTY TRUST, INC., a Maryland Corporation

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: Chief Financial Officer

FOUR CORNERS GP, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT GARDEN PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT SUNSHINE PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

[Signature Page – Amendment]

FCPT SW PROPERTIES, LLC,
a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT INTERNATIONAL DRIVE, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT RESTAURANT PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT REMINGTON PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT HOSPITALITY PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT KEYSTONE PROPERTIES 11, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

[Signature Page – Amendment]

FCPT PA HOSPITALITY PROPERTIES 11, LLC,
a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT KEYSTONE PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

FCPT PA HOSPITALITY PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

[Signature Page – Amendment]